UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2005 (May 5, 2005)

WILLIAMS CONTROLS, INC.

(Exact name of Company as specified in its charter)

Delaware	0-18083	84-1099587
-------------------------	-------------------------	-------------------------
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 S.W. 72nd Avenue, Portland, OR 97224

(Address of Principal Executive Offices)

(503) 684-8600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.02(d).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 5, 2005, the Board of Directors of Williams Controls, Inc. elected Patrick W. Cavanagh, the current President and Chief Executive Officer, to the Board of Directors. The election of Mr. Cavanagh is effective immediately. There were no special arrangements concerning this election. At this time, Mr. Cavanagh has not, and is not expected to be, named to any specific committees within the Board of Directors. Mr. Cavanagh will not receive any additional compensation or benefits as a result of his election to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

WILLIAMS CONTROLS, INC.

Date: May 10, 2005	By:	/s/ DENNIS E. BUNDAY
Dennis E. Bunday
Chief Financial Officer

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